UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016 (May 27, 2016)

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 31, 2016, CĪON Investment Corporation ("CĪON") increased its public offering price from $9.75 per share to $9.80 per share, based on a net offering price of $8.82 per share (net of selling commissions and dealer manager fees), which closely approximates an estimated net asset value per share of $8.80.  This increase in the public offering price will become effective on CĪON's June 1, 2016 weekly closing and will be first applied to subscriptions received from May 25, 2016 through May 31, 2016.  In accordance with CĪON's previously disclosed share pricing policy, certain of CĪON's directors determined that an increase in the public offering price per share was warranted following an increase in CĪON's net asset value per share to an amount that exceeds CĪON's then-current net offering price.

Although CĪON increased its public offering price on May 31, 2016 from $9.75 per share to $9.80 per share, CĪON will maintain the amount of weekly cash distributions payable to shareholders of $0.014067 per share resulting in an annual distribution rate of 7.46% (based on the $9.80 per share public offering price).

Item 5.07. Submission of Matters to a Vote of Security Holders.

CĪON held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 27, 2016.  As of April 1, 2016, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 104,723,038 shares of common stock were eligible to be voted, and 52,221,456 of those shares were voted in person or by proxy at the Annual Meeting. Shareholders were asked to consider and act upon:

•	Proposal No. 1 – the election of one member of the board of directors of CĪON to serve until the 2019 annual meeting of shareholders or until his successor is duly elected and qualified; and

•	Proposal No. 2 – the ratification of the selection of Ernst & Young LLP to serve as CĪON’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The director nominee listed in CĪON’s 2016 proxy statement was elected by CĪON’s shareholders at the Annual Meeting.  The votes for, votes withheld and broker non-votes for the director nominee are set forth below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Peter I. Finlay	28,006,914	1,004,331	23,210,211

The proposal to ratify the selection of Ernst & Young LLP to serve as CĪON’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was also approved by CĪON’s shareholders at the Annual Meeting.  The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	51,146,398
Votes Against	251,463
Abstentions	823,595
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	June 1, 2016	By: /s/ Michael A. Reisner
Co-President and Co-Chief Executive Officer